Chart Industries, Inc. Investor Update April 11, 2023 Exhibit 99.1

Forward Looking Statements Certain statements made in this investor presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Chart’s business plans, including statements regarding objectives, future orders, revenues, margins, earnings, performance or outlook, business or industry trends and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “indicators”, “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. Forward-looking statements contained in this presentation or in other statements made by Chart are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements include: Chart may be unable to achieve the anticipated benefits of the acquisition of Howden (the “Acquisition”) (including with respect to estimated future cost synergies); revenues following the Acquisition may be lower than expected; operating costs, customer losses, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers and suppliers) resulting from the Acquisition may be greater than expected; our ability to successfully close on our intention to divest two product lines and achieve the anticipated proceeds from those divestitures; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply; risks relating to the conflict between Russia and Ukraine, including potential energy shortages in Europe and elsewhere and the other factors discussed in Item 1A (Risk Factors) in Chart’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. Chart undertakes no obligation to update or revise any forward-looking statement. This presentation contains non-GAAP financial information, including estimated future cost synergies, commercial synergies and adjusted EBITDA as a result of the Acquisition. Chart believes these forward-looking non-GAAP measures are of interest to investors and facilitate useful illustrations of Chart’s estimated future financial results, and this information is used by Chart in evaluating internal performance. With respect to Chart’s estimated future financial results, Chart is not able to provide a reconciliation of each non-GAAP financial measure presented because certain items may have not yet occurred or are out of Chart’s control and/or cannot be reasonably predicted, and therefore such reconciliations are not available without unreasonable efforts.

Executed to Date On-Schedule and to Targets # Action What we said in November 2022 As of April 10, 2023 Status 1 Financing Did not expect to close into the bridge and would seek to limit amount of KPS Capital Partners (KPS) preferred stock Completed long term financing in December 2022; Closed without the bridge or ANY preferred issuance to KPS Completed Oversubscribed No KPS preferred 2 Weighted avg cost of debt 7% to 8.5% Actual well within the range Completed 3 Expected closing First half 2023 Q1 2023, actual Completed; One quarter early 4 Customer demand Strong demand in most end markets in both businesses Strong demand in most end markets in both businesses Unchanged from original 5 Backlog supporting 2023 More of next (2023) year’s forecasted revenue already booked than typical More of next (2023) year’s forecasted revenue already booked than typical Completed and unchanged from original 6 Synergy action & early achievement First days and weeks of ownership would yield quick-hit synergies First days and weeks of ownership have yielded quick-hit synergies Completed and continuing to progress to original year-1 target

Continue to Execute On-Schedule and to Targets

#	Action	What we said in November 2022	As of April 10, 2023	Status
1	Cost synergies, year 1	$175 million	$175 million	Additional opportunities for upside and buffer
2	Commercial synergies, year 1	$150 million	$150 million with customer inbounds increasing	Additional opportunities coming to us from customers
3	Proforma 2023 EBITDA outlook	Approximately $1 billion	Approximately $1 billion	Unchanged from original
4	2024 EBITDA outlook	Approximately $1.3 billion	Approximately $1.3 billion	Unchanged from original
5	Two specific divestitures	Working to complete shortly after the close of Howden with anticipated potential proceeds of ~$500 million	Expected completion in Q2 2023 or early Q3 2023 with anticipated potential proceeds of ~$500 million	Unchanged from original
6	Net leverage ratio by end of 2024	2.5-2.9X, ex potential divestitures	2.5-2.9X, ex potential divestitures	Unchanged from original
7	Target net leverage ratio & financial policy	2.0-2.5X target range; stay within published financial policy until this is achieved	2.0-2.5X target range; stay within published financial policy until this is achieved	Unchanged from original

GTLS: GAS TO LIQUID SYSTEMS®

4

Demand Highlights

First Quarter 2023 Demand Highlights Chart Full Q1 + Howden Stub Period Comments First-of-a-Kind Orders 21 Same number of FOAKs as Q4 2022 New Customers 90 Up from 79 new customers in Q4 2022 Up from 84 new customers in Q1 2022 Orders Approximately $740 million Howden stub-ownership period orders of ~$120 million shows continued broad-based demand at end of quarter Backlog at 3/31/2023 All-time RECORD Howden standalone 3/31/2023 backlog is an all-time RECORD Chart standalone 3/31/2023 backlog is an all-time RECORD Combined One Chart 3/31/2023 backlog is an all-time RECORD

Chart Example Order Wins Q1 2023 Big LNG Chart received the purchase order for air cooled heat exchangers, BAHX and ethylene tank for the Sempra Infrastructure Port Arthur LNG project from Bechtel Space Exploration Chart received the purchase order for 5 1000m3 tanks and 3-125k LOX storage tanks for a large private space company CCUS, DAC Chart received orders for Earthly Labs’ CiCi Elm with a renewables customer for biogas for ~$2.7M, SES received an equipment order from KAUST for $4M and Chart received an ACHX order for a large DAC project for $2.8M Rail Cars Chart received a large purchase order for argon railcars

Howden Example Order Wins Q1 2023 Ashbridges Bay, Wastewater Treatment, Canada First of ten compressors ordered from this new customer to help efficiently manage wastewater treatment in the second largest such facility in Canada Adicomp, Italy A total of 22 compressors sold in Q1 2023 to this customer for Biogas applications. This brings Howden’s installed base in this sector to 76 in the last 2 and half years. KALL Ingredients, Hungary Two steam turbines will provide up to 1.5 MW of power for this new customer, a corn processing plant, to reduce both reliance on the grid and the customer’s CO2 emissions whilst improving efficiency. . Dieffenbacher Energy GmbH, Austria This new EPC customer is building a new waste heat recovery boiler with a Howden steam turbine which will provide heat and electricity for the end customer. This system achieves a much higher efficiency for the plant overall and will significantly reduce CO2 emissions.

Chart (including Howden) Executed 6 MOUs in Q1 2023 Category Chart Howden Q1 2023 Total # of partnerships expanded to both Chart & Howden Multiple decarbonization/energy efficiency applications 1 1 1 CCUS / CO2 2 Hydrogen (including liquefaction) 2 1 3 7 Water treatment 1 1 1 LNG (including liquefaction) 1 Marine Decarbonization 1 1 Total 4 2 6 12 Q1 2023 MOUs/partnerships Partners that have expanded their MOUs / agreements to include both Chart & Howden (March 17, 2023 to April 10, 2023) (1) Chart and Howden separately had agreements in place with Raven SR pre-close of the acquisition. (1)

Heat Transfer Systems: LNG Opportunities for GTLS

			Pre Feb 24, 2022 GTLS	April 29, 2022 GTLS	July 29, 2022 GTLS	October 28, 2022 GTLS	February 24, 2023 GTLS	April 10, 2023
BigLNG ***(greater than 5 MTPA)***	1	• Number of reasonably possible projects to move to order stage in next 3 years	10	22	24 *(excludes what is in backlog)*	*24 (excludes what is in backlog); +1 from last update*	*25 (excludes what is in backlog); +1 from last update*	*24 (excludes what is in backlog); note 1 project booked in Q1 2023*
	2	• Number of international projects contemplating using IPSMR®	1	2	3	4	5	6
	3	• GTLS Associated Order Potential $ *Not Yet Booked and including expanded scope / retrofit opps*	$1.25 billion	$4.55 billion	$5.35 billion	$5.68 billion *(excludes what is in backlog)*	*$6.3 billion (excludes what is in backlog)*	*$7.6 billion (excludes what is in backlog)*

			Pre Feb 24, 2022 GTLS	April 29, 2022 GTLS	July 29, 2022 GTLS	October 28, 2022 GTLS	February 24, 2023 GTLS	April 10, 2023
ssLNG ***(5 MTPA and smaller)***	4	• Number of reasonably possible projects to move to order stage in next three years	205	233	276	318	316	348
	5	• Number of Floating LNG projects in bid pipeline	13	26	27	27 (excludes what is in backlog)	27 (excludes what is in backlog)	27 (excludes what is in backlog)

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Highlighting the Space Exploration Market Demand In Q1 2023, three separate large space exploration customers each placed individual orders for $2.1 million+ (total $6.5 million in space orders in Q1 2023); With a batch of new design rockets recently proven and more to be launched soon we expect continued order demand of our jumbo bulk tanks for storage at new or expanded launch pads

Macro Tailwinds Continue Globally (Examples)

#	End Market	Recent Activity	Date of News	Chart Impact
1	Water Treatment	Environmental Protection Agency (EPA) proposed first ever national standard to address PFAS contamination in drinking water. EPA will require public water systems to monitor for six PFAS chemicals, notify the public and take action if applicable.	March 2023	• Utilities picking up activity with numerous budgetary quotes out • Numerous Taas (treatment as a service) solutions being requested • Won aftermarket resin replacements and FOAK for PFAS in NJ
2	Hydrogen	India plans to give green hydrogen fuel producers incentives worth at least 10% of their costs under a $2 billion scheme set to begin before the end of June.	April 2023	• Well positioned in India hydrogen as founding member of IH2A • Leveraging additional India footprint and relationships via Howden, including Larsen & Toubro
3	CCUS	The UK Chancellor of the Exchequer, announced that the next budget will include a £20 billion ($24 billion) investment program for carbon capture projects. This is the single largest investment in the technology outside of the U.S., with £1 billion planned for deployment every year.	March 2023	• Strong UK position with customers via Howden • Combined CCUS offering includes both technology and/or equipment • Commercial traction in industrial CCUS, DAC and small-scale CCUS

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Strength in Backlog Supports Strong 2023 Chart Record backlog at 3/31/2023 Approximately 60% of 2023 revenue outlook was in backlog as of 12/31/2022 Chart’s revenue mix is ~65% to 70% project and ~30% to 35% book and ship Howden Record backlog at 3/31/2023 Howden’s revenue mix is ~48% aftermarket and ~52% new build The majority of new build ships within 12 months Aftermarket book and ship timing typically 3 to 4 months

Cost Synergy Updates March 17, 2023 (Close of Howden Acquisition) to April 10, 2023

Expected Annual Cost Synergies Sourcing (~35%) Benefit from volume leverage Chart able to utilize Howden machines where currently using competition Chart and Howden to insource third party, sub-contracted processes Indirect Spend (~20%) Rationalization (~45%) Facility and resource consolidation to right size business under single owner Synergy plan jointly developed by Chart and Howden with significant buy-in will drive successful execution Consolidate redundant services (insurance, etc.) ($M) Cost Synergies Overview ~40%: Outside Sourcing for Product Build and Insourcing Volume leverage at 2x size Insource Howden compressors on select projects Insource select third party manufacturing processes ~40%: Optimization and Resource Rationalization Leverage India engineering Back-office rationalization Indirect spend consolidation Agent overlap, insurance, licenses rationalization ~20%: Facilities Consolidate overlapping shops including in Houston, TX and Allentown, PA Consolidate two Hyderabad, India back-office buildings Leverage Howden Mexico and Chart Hudson Mexico Sell underutilized, highly desired property

First 3 Weeks of Howden Ownership: Cost Synergies We have achieved ~$31.5 million of annualized cost synergies since we closed on the Howden acquisition on March 17, 2023 ahead of original schedule

Cost Synergy Targets & Achievements Since Acquiring Howden (from March 17, 2023 to April 10, 2023) (1/3) # Category Description Status Actual Achieved to date Annualized $M 1 Sourcing Total year 1 annualized target = ~$70 MILLION Over $9.7 MILLION 2 Insource Howden compressors on Chart projects in backlog (more to follow) Underway; 2 wins $9.0 3 Leverage 2X volume with rapid supplier negotiations Underway; multi-wins 0.51 4 Using Chart’s U.S. sites for Howden packaging Underway; 1 win 0.10 5 Insource third party manufacturing- order for insourcing pressure vessels Underway; 1 win 0.06 6 Eliminate cost for outside JV/entity support in S. Korea Evaluating N/A 7 Leverage Mexico manufacturing Underway N/A

Cost Synergy Targets & Achievements Since Acquiring Howden (2/3)

#	Category	Description	Status	Actual Achieved to date Annualized $M
1	**Optimization, Resources, and Organization**	**Total year 1 annualized target = ~$70 MILLION**		**Over $21.8 MILLION**
2		Rationalize executive team	Complete	$5.24
3		Reduced cost of Howden bank guarantees	Complete	1.90
4		Reduction of one memberships, overlapping events, etc	Complete	0.22
5		Merged Giving Back and Bright Futures Programs	Complete	0.25
6		Cancelled use of two different Howden consultants	Complete	0.40
7		Eliminated allocated PE management fee	Complete	4.00
8		Renegotiate conference call services	Complete	0.04
9		Consolidated software for one HR function	Complete	0.16
10		Consolidated medical eval / travel software	Complete	0.11
11		Eliminate use of 3rd party agency for Chart Middle East employees	Complete	0.06
12		Leverage Howden Africa sales presence to market Chart products in Africa Region	Complete	0.02
13		Consolidate regional verticals into global commercial	Underway	N/A
14		Functional SG&A rationalization	Underway	8.80
15		India engineering	Underway	N/A
17		Consolidate shared services	Underway	N/A
18		Numerous additional indirect savings – insurance, benefits, auditors, ratings agencies costs	Underway	N/A
19		Overlapping IT system licenses and spend reduction + HRIS reduction	Underway	N/A

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Cost Synergy Targets & Achievements Since Acquiring Howden
(from March 17, 2023 to April 10, 2023) (3/3)

#	Category	Description	Status	Actual Achieved to date Annualized $M
1	**Facilities**	**Total year 1 annualized target = ~$35 MILLION**		**N/A**
2		Houston area consolidation	Underway	N/A
3		US aftermarket site consolidation	Underway	N/A
4		Consolidate Czech Republic repair locations	Underway	N/A
5		Sell underutilized real estate	Underway	N/A
6		Eliminate one office rental location in Atlanta, GA (USA)	Underway	N/A
7		Consolidate shared service locations	Underway	N/A
8		Consolidate shop locations in Korea	Underway	N/A
9		Multiple global sales office consolidations	Underway	N/A
10		Chinese manufacturing site optimization	Underway	N/A
11		Additional footprint consolidations identified	Underway	N/A

GTLS: GAS TO LIQUID SYSTEMS®
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Other Integration Accomplishments Achieved to Date Talent Programs Added two high potential Howden team members to the Emerging Leaders Program Cost avoidance / delivery improvements Leverage a Chart specific senior level supplier relationship to improve past due supply chain items to Howden EU Other meaningful cost milestones since close Began consolidation of insurance coverages / policies Issued an RFP for insurance providers to further reduce cost Leveraging the global footprint and scale of the combined business Developer of Ghana hydrogen project working with us on combined equipment offering Discussions with Big LNG EPC looking at heat recovery project at existing facility which could use both Chart and Howden equipment Potential helium customer is working with us to utilize both Chart and Howden equipment in the future Air Separation customer requesting to utilise the combined Howden and Chart resources in Europe and US to support their turbo-expanders Howden Africa green hydrogen commercial has three near-term leads including one with large African customer for hydrogen refuelling stations using Chart and Howden equipment Egypt hydrogen liquefaction opportunity via Howden’s customer connections Maintained safety as our #1 priority March 31, 2023 total recordable incident rate (TRIR) of combined business of 0.56

Commercial Synergy Updates March 17, 2023 (Close of Howden Acquisition) to April 10, 2023

Expected Commercial Synergies (Revenue) Sourcing (~35%) Benefit from volume leverage Chart able to utilize Howden machines where currently using competition Chart and Howden to insource third party, sub-contracted processes Indirect Spend (~20%) Rationalization (~45%) Facility and resource consolidation to right size business under single owner Consolidate redundant services (insurance, etc.) Commercial Synergies Commercial synergies driven by the combined business’ complementary end markets and new geographies Existing Manufacturing Location Utilization to Gain Access to Customer Projects Fabricate cold boxes in Southeast Asia (2 locations); valuable for FLNG and non-US opportunities Access to the marine market and customers Bunkering for large jumbo bulk tanks Onboard vessel equipment Localized fabrication and engineering in India adds immediate opportunity for water treatment More content to provide to Chart cement customers and vice versa for CO2 Clean mine customer access can pull through Chart’s LH2 offering and HLNG onboard vehicle tank offering LH2 loading and storage systems HLNG and HLH2 for mine haul trucks Expected margins in line with broader combined company ($M)

First 3 Weeks of Howden Ownership: Cost Synergies We have achieved over $7 million of commercial synergy orders since we closed on the Howden acquisition on March 17, 2023 ahead of original schedule

Commercial Synergies Targets & Achievements Since Acquiring Howden (from March 17, 2023 to April 10, 2023)

#	Synergy Description	Status	$ amount achieved to date in wins
1	**Total year 1 commercial synergy target = $150 million (note that this is not included in our outlook)**		**Over $7 MILLION**
2	Expanded existing partnerships – see slide 8	Complete	N/A
3	A Chart Canadian hydrogen liquefaction/equip customer project in backlog chose Howden compression	Complete	In cost
4	A Chart USA hydrogen liquefaction/equipment customer project in backlog chose Howden compression	Complete	In cost
5	GTLS Industrial gas orders increasing for South Africa from India; able to now service and repair in S. Africa region	Complete	N/A
6	Dry ice recovery solution order from independent distributor	Compete	N/A
7	Hydrogen compression to a green project that is a Chart hydrogen customer due to insourcing	Verbal commitment	N/A
8	Earthly Labs biogas order win including Howden; driven by Howden experience in biogas	Complete	N/A
9	Chart's HLNG tanks chosen for a mining customer project	Complete	N/A
10	Expand more existing partnerships and MOUs	Underway	N/A
11	Will include Howden compressors in closed and pending CiCi (Elm) orders in Brewery and Dry Ice recovery	Underway	N/A
12	Additional small-scale and industrial scale CCUS penetration (Earthly Labs and SES)	Underway	N/A
13	Access to more BigLNG, FLNG and ssLNG due to localized mfg/fab	Underway + opps in pipeline	See LNG slide
14	Further access to water treatment opportunities; globally+ in India via additional local presence and in house skidding	Underway	N/A
15	Further pull through of broader decarbonization solutions to mine customers, Cement, CCUS, marine, nuclear	Underway	N/A

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LNG & Energy Synergies © 2023 Chart Industries, Inc. Confidential and Proprietary Chart includes Howden compressor equipment in LNG process Cooling Fans for compressor packages for Middle East (hot, dry regions) Access to North America market for Howden compressor products Heat Recovery with Air Coolers Air Preheaters with EGR in oil patch Induction Fans for CCUS (carbon capture, utilization, & storage) in Energy space LNG to Mining Waste to Energy

Water Treatment Synergies

- Ultra Pure Water treatment solutions for Hydrogen Electrolysis
- PH Control of mine cooling water
- Large scale pressure vessel filtration systems sometimes require blowers for air scour during backwash
- Howden mining industry install base >> AdEdge water treatment (heavy metals polishing, FR-RO)
- Compressors/blowers used in VPSA (onsite generated oxygen) w/ LOX backup
- Food & Beverage: LN2 dosers + pneumatic food conveyance + refrigeration systems
- Nuclear: CO_2 storage/CDOX & CO_2 circulators
- WWTP Blower + SDOX to deliver lowest energy aeration solution
- Water reuse treatment trains including blowers, FR-RO, and remineralization

GTLS: GAS TO LIQUID SYSTEMS®
© 2023 Chart Industries, Inc. Confidential and Proprietary
26

Mine Safety & Nuclear Synergies © 2023 Chart Industries, Inc. Confidential and Proprietary Air cooled heat exchangers - Mine Cooling Heating Chart fueling systems for haul trucks - opens the surface or open cut mining market Leasing - lends itself to the temporary ventilation temperature control business Wastewater treatment applications Methane Gas Drainage, Storage and Transport Potential for multi-selling in major global accounts with mining & metals customers Hydrogen fuel cell developments for mine mobility

Industrials Synergies © 2023 Chart Industries, Inc. Confidential and Proprietary Use Hudson heat exchangers combined with ultra low noise fans from Howden  Global solution offering to Key Accounts and LTA opportunity for expansion (e.g. industrial gas cooperating with steel companies for green steel plants) Global footprint (manufacturing and market) Integrating Chart experience in liquefaction with Howden’s refrigeration and MVR experience to maximize plant thermal efficiencies Potential use of Chart Heat Exchangers for in-board power transformer cooling groups Potential use of Chart Heat Exchanger on Large Power Transformer Oil-Coolers

Specialty Synergies © 2023 Chart Industries, Inc. Confidential and Proprietary Leverage Howden mining relationships to offer vehicle or power gen decarb Utilize Doser and CO2 distributors for leads for Howden F&B Products Utilize Howden Packagers for distribution of Doser Product Pull Howden products into Chart’s strong Aerospace relationships Pull water, MVR, Refrigeration, etc. into bottling, food, and pharmaceutical

Aftermarket, service, repair synergies © 2023 Chart Industries, Inc. Confidential and Proprietary Service Centers– proximity to customers & install base Field Service Support – Americas + Global Sales network for all products Expand service center capabilities in existing locations Cross training field technicians Digital UpTime pull through to Chart OEM and existing installed base + Howden installed base penetration

APAC & China Footprint Aftermarket, Service and Repair Sri City Chennai Kaohsiung City Fukuoka Singapore Wangara Cardiff Nanjing Changzhou Shanghai Hosur Ulju-gun Pyeongtaek Nam-gu Weihai City Facility Categorization Cardiff Service Changzhou New Build Chennai New Build|Service Fukuoka-shi Service Hosur New Build|Service Kaohsiung City New Build|Service Nam-gu New Build|Service Nanjing New Build Pyeongtaek Service Shanghai New Build Singapore Service Sricity New Build Ulju-gun Service Wangara Service WeiHai New Build|Service After Market Primary Facility Function New Build Service Coverage Note: Coverage circles not to scale

Europe Footprint Aftermarket, Service and Repair

Service Coverage

Primary Facility Function

- After Market
- New Build

City	Facility Categorization
Bagnolo Cremasco	New Build
Busto Arsizio	New Build
Buttelborn	Service | Parts
Chesterfield	Service
Coswig	New Build | Service
Děčín	New Build
Feignies	Service | Parts
Frankenthal	New Build | Service
Gablingen	Service
Ghent	Service
Goch	New Build
Gothenburg	Service
Hungerford	Service
Léry, Côte-d'Or	New Build
Libouchec	Service
Madrid	Service | Parts
Membury	Parts
Meyzieu	New Build | Service
Monheim am Rhein	New Build
Mornago	Service | Parts
Murcia	Service | Parts
Naestved	Service | Parts
Nannine	Service
Nehvizdy	New Build | Service
Nogent sur Oise	Parts
Ornago	New Build
Peterborough	New Build | Service
Pombia	New Build
Renfrew	New Build | Service
Renfrew	Service
Rheden	New Build | Service
Wenden	Service | Parts
Zuidland	Service | Parts
Zwijndrecht	Service | Parts

Note: Coverage circles not to scale



Gothenburg
Renfrew
Naestved
Chesterfield
Peterborough
Membury
Hungerford
Zuidland
Rheden
Goch
Zwijndrecht
Ghent
Monheim am Rhein
Wenden
Coswig
Libouchec
Decin
Nehvizdy
Feignies
Nannine
Buttelborn
Frankenthal
Lery
Nogent sur Oise
Gablingen
Meyzieu
Mornago
Pombia
Ornago
Busto Arsizio
Bagnolo Cremasco
Madrid
Murcia

After Market Primary Facility Function New Build Cape Town Service Coverage Sasolburg Johannesburg Middelburg Jebel Ali Freezone City Facility Categorization Cape Town Service Jebel Ali Freezone Service Johannesburg New Build|Service Middelburg Service Sasolburg Service|Parts Africa Footprint Aftermarket, Service and Repair Note: Coverage circles not to scale

Hydrogen Synergies

CCUS Synergies

2022 Sustainability and ESG Report Issued

Key Takeaways of our 2022 Sustainability Report Achieved our lowest Total Recordable Incident Rate (TRIR) of our Company’s history at 0.52. Reached our goal of 30% reduction in greenhouse gas (GHG) intensity eight years before 2030 (our goal horizon) and we remain committed to achieving carbon neutrality by 2050. Set a new target to reduce GHG intensity by 50% by 2030 (relative to 2020). Reduced our emissions not only on an intensive basis (relative to sales), but also reduced absolute emissions by 5.8%. Began tracking and reporting water consumption and waste recycled in 2022. Set social targets to: Increase female representation to 40% on our management team by 2030. Increase female representation to 35% in senior roles by 2030. Achieve employee volunteer participation of 25% as part of our community program by 2030. Formed our first employee resource group (ERG) – Chart Network of Women (NOW) – to empower women in the workplace to grow personally and professionally. Welcomed our 30th Emerging Leader into the global development program. Welcomed a record number of interns, ranging from high school level to those pursuing graduate programs. Our Board of Directors is comprised of seven directors – 6/7 are independent, 4/7 are female, and 4/7 are diverse. Continued to gain traction in our Giving Back Program, where we match team member donations of up to $250 per team member per year to a non-profit organization of their choosing and grant an additional day of paid-time-off to team members annually to give back at a charity of their choosing.

Chart Standalone ESG Scorecard 2022

Environmental

Targets

- Reduce carbon intensity **50%** by **2030** compared to our 2020 baseline
- Carbon neutral by **2050**

In 2022, GHG intensity decreased by an additional 22.9% compared to our 2020 baseline
Reached and exceeded our goal of reducing GHG intensity 30% by 2030 eight years ahead of 2030 target
Despite growth by acquisitions, absolute emissions decreased 5.8%

Increasing the ESG Metrics We Track

Water Consumption in 2022 (Gallons)
214,778,129

Waste Recycled in 2022 (Tons)
434,508

Water and waste metrics do not include all global sites
We are targeting 100% participation by 2025

In 2022, Chart Products…

Treated over 4.5 billion gallons of water a day in the U.S.

Produced about 65 million tons of LNG to replace coal fired power generation (non-U.S.)

Reduced over 600 million liters of diesel used by over-the-road trucks

Helped eliminate nearly 280 million pounds of PET (plastic) used in water bottles in the U.S.

Social

Targets

- Increase female representation to **40%** on our management team by **2030**
- Increase female representation to **35%** in senior roles by **2030**
- Achieve team member volunteer participation of **25%** as part of our community program by **2030**

Giving Back Program

1 — Number of paid day(s) off per year for team members to support a community initiative of their choosing

$250 — Amount of $ Chart will match for team member donations

Safety is our #1 Priority

Achieved historical low rolling 12-month **TRIR** of **0.52** as of 11/30/2022

Global D&I Committee

6 — Number of sub-committees, each focused on a specific impact area related to D&I

ERGs

Launched a global employee resource group (ERG) in 2022 – **Chart Network of Women (NOW)** – to empower and elevate recruitment of women in the workplace

Key Talent Development Programs

Engineering **Fellows & Key Experts, Rotational Engineering** Program, **Internships/Co-ops** (including micro internships), **Emerging Leaders** Program

Governance

Ethics Training

100% % of team members who need to pass annual ethics training

Diverse Board Structure

4 of 7 Directors are **Female**
4 of 7 Directors are **Diverse**
6 of 7 Directors are **Independent**
Included ESG metric in executive 2022 **short-term bonus**
Governed with **separate Chair and CEO** – both **Female**

Maintaining Governance in Supplier Network

Number of suppliers who we proactively monitor through our **Riskmethods analytics software**

20,000+

Howden Standalone ESG Scorecard 2022

Environmental

Targets



- Reduce Scope 1 and 2 carbon footprint **50%** by **2030**
- Carbon net zero by **2035**
- Send zero waste to landfill at **50%** of our operations by **2030**
- Reduce our mains water usage **30%** by **2030**

**Carbon emissions down 23% in 2022 on an absolute basis, and well on track to 50% reduction by 2030*
**28% of operations with zero waste to landfill in 2022*
**Mains water usage down 7% in 2022*

62% of production sites externally accredited to the **ISO 14001** environmental standard in 2022

**Up from 50% in 2021*
**Goal is to certify all production sites by 2023*

Helping Customers Achieve ESG targets…

For example, **gas gas heaters** are estimated to avoid **64,000 tons of carbon emissions** from flue gas and enables the removal of 90% of Nitrate Oxide preventing acid rain, poor air quality, and smog in surrounding areas.

The annual impact from **Howden's installed equipment** on customers' emission avoidance is the equivalent of **245M tons of CO2**.

Joined the **Carbon Disclosure Project** in 2021. Received a C score in 2021 and B score in 2022.

**Goal is to receive an A score by 2025.*

Social

Targets



- Increase female representation to **40%** on our management committee by **2030**
- Increase female representation to **35%** in senior roles by **2030**
- Increase female representation to **30%** overall by **2030**
- Achieve employee volunteer participation of **25%** as part of our community program by **2030**

Aiming for Zero Accidents

Has global safety programs designed to increase safety – including **Life Saving Behaviors**, **Think Safe**, **Cardinal Rules**, and **Visible Felt Leadership (VFL)** programs, as well as holding monthly toolbox talks.

Global Wellbeing Week

In 2022, introduced a **Global Wellbeing Week** to increase the teams' awareness of physical, mental, emotional, and financial wellbeing through various activities and initiatives.

Bright Futures Program

80% of Howden locations actively developed Bright Futures initiatives in 2022.

120 Bright Futures projects in 2022.

13% of team members involved in volunteering throughout 2022.

**In 2022, made donations of $76,000 in support of our communities*

ACE Program ☆☆☆

Gaining traction in its **High Potential Development Program (ACE)** for fast-track succession and career development for high potential employees.

Governance

Stay Secure Howden

Since 2020, Howden holds their annual **Stay Secure Howden** cybersecurity training program focused on improving the policies and procedures of the business.

Compliance Week

In 2022, Howden launched their second annual **Compliance Week** – a week of activities focused on building awareness and personal ownership of key aspects of compliance including anti-bribery, anti-trust, data privacy, trade compliance, agents, intellectual property, and more.

Ethics Point Hotline

Through Howden's **EthicsPoint Hotline**, employees can report behaviors inconsistent with their Code of Conduct in an anonymous fashion.

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Setting More Ambitious Emissions Reductions Targets Committed to reducing our greenhouse gas (GHG) intensity 50% by 2030, relative to our 2020 baseline as well as pledging carbon neutrality by 2050 [targets are inclusive of Howden] *Chart has reached and exceeded our goal of reducing GHG intensity by 30% eight years ahead of the 2030 target

Appendix – About Howden + Chart

Benefits of the Combination 11 93 165 0 0 0 89 89 89 51 163 220 249 166 63 157 195 53 191 191 191 0 71 133 More first-of-a-kind full solution opportunities in the Nexus of Clean™ Less cyclicality: expands aftermarket, service and repair, and creates balance between project-based and book and ship orders Expands geographic manufacturing footprint Reduces customer concentration More commercial access to regions with high growth potential (i.e., Africa, S. Korea, and Chile) All mission critical equipment in-house for any molecule process technology, with virtually no overlapping products Doubles the engineering team for further innovation and early design work on full solution renewables projects Adds end markets where decarbonization is a theme (energy recovery, electrification, and nuclear)

Combined Solutions Across the Nexus of Clean™ Alternate version Valves / Vaporizers Expanders Liquefiers Cold Boxes BAHX ACHX Bulk & Microbulk Fans Transports Hydrogen Helium LNG Biogas Nuclear Energy recovery Biofuel / synfuels Biomass Fans Compressors Blowers Heaters Steam Turbines SaaS Vaporizers Cryo-lease Bulk tanks Dissolution equipment Water& Wastewater Treatment Desalination Blowers SaaS Transports Microbulk tanks Dosers Vaporizers Carbon capture Beverage & Food Compressors SaaS Transports Liquefiers Cold Boxes Expanders Heat exchangers Storage tanks Vaporizers VIP/VJP CCUS Metals processing Chemicals / Petrochem Cement Mining Marine Refrigeration Gas By Rail Fans Compressors Blowers Steam Turbines Heaters VentSim Software SaaS TBU to reformat Howden additions Clean Water Clean Food, Beverage & Agriculture Clean Power Clean Industrials Clean End Market Solution Wholly-Owned Minority Ownership Chart Process Technologies Integrated Digital Offering Where Howden helps Chart’s presence and penetration

Howden Product Portfolio 11 93 165 0 0 0 89 89 89 51 163 220 249 166 63 157 195 53 191 191 191 0 71 133 VentSim™ Design Uptime Software & Digital Reciprocating Screw Diaphragm Centrifugal Compressors Gas-Gas Heater Air Preheater Rotary Heaters Blowers & Fans Rotary Blowers Turbo Blowers Centrifugal Fans Cooling Fans Steam Turbines Multi-Stage Single-Stage

Expanding Exposure to Additional Markets 11 93 165 0 0 0 89 89 89 51 163 220 249 166 63 157 195 53 191 191 191 0 71 133 Industrial Gas Howden additions LNG Food & Beverage Biofuels Marine Systems Critical Care Metal Mining Energy & Chemical Hydrogen Space Cannabis Lasers Tunnel & Metro Biomass Over the Road CCUS Molecules by Rail Water Nuclear Energy Recovery Industrial Gas

How We Think About The Business

CHART
Cooler By Design.

One Chart Global Commercial Team

One Chart Global Engineering Team

One Chart Global Products – Operations – Aftermarket

	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Cryo Tank Solutions
	  	  	  	  YARAPRAXAIR
One Chart – Chart	**Chart New Build Products** • Air Cooled Heat Exchangers (ACHX) • Brazed Aluminum Heat Exchangers • Cold Boxes • Nitrogen Rejection Units (NRU) • Integrated systems • High Efficiency Flow Fans	**Chart New Build Products** • Dosing equipment • HLNG vehicle tanks • Fueling Stations • LNG by Rail (Gas By Rail Offering) • Hydrogen equipment • Water treatment (PFAS remediation) • Carbon Capture equipment	**Chart Aftermarket** • Repair and service • Aftermarket parts and maintenance • Global Leasing • Installations • Full lifecycle	**Chart New Build Products** • Bulk and Micro Bulk Storage Tanks • ISO Containers • Packaged Gas Systems • Non-specialty mobile equipment • Vaporizers

One Chart – Howden	**Howden New Build Products**
	• Compressors
	• Blowers & fans
	• Rotary heaters
	• Steam turbines
	• VentSim™
		Howden New Build Products
		• Compressors
		• Blowers & fans
		• Rotary heaters
		• Steam turbines
		• VentSim™
			Howden Aftermarket (47% of revenue '22)
			• Spare parts
			• Retrofits
			• Service
			• Software & digital Uptime
				Howden New Build Products
				• Related to Industrial end markets
				  • Compressors
				  • Blowers & fans
				  • Rotary heaters
				  • Steam turbines

02/15/2022 | 46

Combination Reduces Chart’s Cyclicality 11 93 165 0 0 0 89 89 89 51 163 220 249 166 63 157 195 53 191 191 191 0 71 133 Chart 2008 - 2018 Chart FYE 12/31/2022 Chart + Howden 1 >90% of sales related to traditional O&G and industrial gas 38% of sales related to traditional O&G and industrial gas 28% of sales related to traditional O&G and industrial gas 2 One Big LNG project in 10 years Multiple Big LNG and other mid/ small scale LNG Diversity with balance of book and ship and project backlog 3 Zero aftermarket, service & repair 14% aftermarket, service & repair 31% aftermarket, service & repair 4 Heavy US customer base ~50-50% North America/ International ~50-50% North America/ International with broad geographic manufacturing & other facilities 5 Limited long-term agreements (LTAs) and no long-term service and repair agreements (LTSAs) Multiple LTAs in place and customers adding LTSAs in Europe and North America Increased customer base with LTAs and LTSAs in place and ability to immediately add monitoring capabilities to existing base

Complementary Exposure to Specialty Markets

Market	What is in this category	Approximate % of annual revenue: Chart	Howden	Combined	Estimated Mkt growth opportunity	Growth Drivers
Aftermarket, repair, and service	• **Field service** • **Remote monitoring** • **Spare parts**	14%	48%	31%	+20%	▪ Penetration of existing installed base ▪ Digital Uptime deployment ▪ Field service increasing with new builds and retrofits ▪ Continued expansion of 3rd party service capabilities
Energy transition & renewables (new build)	• **Hydrogen** • **Biofuels & Synfuels** • **CCUS** • **Nuclear** • **LNG** • **Electrification** • **Water treatment** • **Infrastructure** • **Food & beverage**	48%	32%	41%	+20% to 30%	▪ Carbon emission reduction targets ▪ Government national hydrogen strategies ▪ Public sector incentives and taxes
Industrials (new build)	• **Industrial gas** • **Cement** • **Marine** • **Metals**	26%	14%	19%	~4-5%	▪ These markets are moving to ESG with CCUS and other alternatives ▪ Marine IMO2020 ▪ Moving to green metals
Traditional Energy (new build)	• **Oilfield applications** • **Petrochemical**	12%	6%	9%	~4-5%	▪ Traditional oil and gas and coal are moving toward efficiencies in existing asset base

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$ billions Chart TAM as of 02/24/2023 Howden TAM Estimate Combined TAM End-use of Products Near-term TAM(1) 2030 TAM CAGR(2) Near-term TAM(1) 2030 TAM CAGR (2) Near-term TAM(1) 2030 TAM CAGR(2) Hydrogen Biofuels & Synfuels Nuclear Energy recovery $4.50 26.8% $6.40 28.5% $11.00 27.8% CCUS Marine 1.00 27.5% 1.10 33.3% 2.10 30.8% Food & beverage Cannabis Lasers Space 1.20 10.1% 0.25 9.1% 1.45 10.0% Electrification Clean Infrastructure OTR vehicles Rail Water treatment 3.00 16.5% 4.60 12.1% 7.60 14.0% $9.70 22.7% $12.35 24.3% $22.15 23.6% Specialty Products: Total Addressable Market Increase Near-term TAM is defined as cumulative addressable market opportunity now through 2026. Source: internal estimates 2030 TAM is defined as cumulative addressable market opportunity now through 2030. Source: internal estimates